UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 4, 2024

ANNOVIS BIO, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39202	26-2540421
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Lindenwood Drive, Suite 225
Malvern, PA 19355

(Address of Principal Executive Offices, and Zip Code)

(484) 875-3192

Registrant’s Telephone Number, Including Area Code

                       Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ANVS	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2024, Annovis Bio, Inc. (“Annovis”) appointed William Fricker, age 61, to serve as Chief Financial Officer on an interim basis. Mr. Fricker most recently served as Chief Financial Officer of NeuroTrauma Sciences from December 2023 to April 2024. Prior to NeuroTrauma Sciences, Mr. Fricker served as an independent contractor providing CFO services to biotech companies from September 2021 to November 2023. From November 2020 to August 2021, Mr. Fricker served as CFO for NRX Pharmaceuticals, taking the Company public in May of 2020. Mr. Fricker served as Chief Accounting Officer for Immunomedics from February 2018 to the sale of the Company to Gilead in October 2020. Mr. Fricker started his career at PriceWaterhouseCoopers and has held management positions as Bristol Myers Squibb, Johnson & Johnson and Tyco. Mr. Fricker graduated from Penn State University with a B.S. in Accounting and is a CPA (Inactive). There are no transactions between Mr. Fricker and Annovis of the type required to be disclosed by Item 404(a) of Regulation S-K.

Mr. Fricker is serving on a contract basis and is not a party to any employment agreement or similar arrangement with Annovis.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANNOVIS BIO, INC.

Date: December 9, 2024	By:	/s/ Maria Maccecchini
Name: Maria Maccecchini
Title: President and Chief Executive Officer